UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! DARDEN RESTAURANTS, INC. 2025 Annual Meeting Vote by September 16, 2025 11:59 PM ET. For shares held in a Plan, vote by September 14, 2025 11:59 PM ET. (Company logo) DARDEN RESTAURANTS, INC. 1000 DARDEN CENTER DRIVE ORLANDO, FL 32837 V77152-P35644 You invested in DARDEN RESTAURANTS, INC., and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on September 17, 2025. Get informed before you vote View the accompanying Proxy Statement and our 2025 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 3, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* September 17, 2025 10:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/DRI2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Voting Items Board Recommends 1. To elect a full Board of nine directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nine director nominees are as follows: Nominees: 01) Margaret Shân Atkins 02) Ricardo Cardenas 03) Juliana L. Chugg 04) James P. Fogarty 05) Cynthia T. Jamison 06) Daryl A. Kenningham 07) William S. Simon 08) Charles M. Sonsteby 09) Timothy J. Wilmott For 2. To obtain non-binding advisory approval of the Company’s executive compensation. For 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026. For 4. To vote on a shareholder proposal requesting the Company disclose measurable targets for reducing greenhouse gas emissions. Against NOTE: To transact such other business, if any, as may properly come before the meeting and any adjournment. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V77153-P35644